UNITED STATES
SECURITIES AND EXCHANGE COMMISISSION
WASHINGTON, DC 20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report: 4/10/06
(Date of Earliest Event Reported)

DICON FIBEROPTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation or Organization)

000-49939	94-3006185
(Commission File Number)	(IRS Employer Identification No.)

1689 Regatta Blvd.
Richmond, California	94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 620-5000
(Registrant’s Telephone Number, Including Area Code)
_________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2006, DiCon Fiberoptics, Inc. entered into a Loan Modification and Extension Agreement and Amendment to Promissory Note (“Loan Modification”) and a Modification of Construction Trust Deed (“Trust Deed”) with Cathay Bank, both effective as of April 5, 2006.

The Loan Modification and Trust Deed extended the final payment date of the loan from October 20, 2007, to October 20, 2017, decreased the interest rate on the loan from the Index to the Index minus 1%, and released a parcel of vacant land of approximately 5.88 acres from the lien of the Trust Deed.

The Loan Modification and Trust Deed are attached to this Form 8-K as Exhibits 10.3.4 and 10.3.5, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.3.4	Loan Modification and Extension Agreement and Amendment to Promissory Note dated as of April 5, 2006, with Cathay Bank.

10.3.5	Modification of Construction Trust Deed dated as of April 5, 2006, with Cathay Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICON FIBEROPTICS, INC. (Registrant)

Date:	April 10, 2006	By:	/s/ Ho-Shang Lee
(Signature)
		Name:	Ho-Shang Lee
		Title:	President and Chief Executive Officer
(principal executive and financial officer)

EXHIBIT INDEX

Exhibit No.	Description

10.3.4	Loan Modification and Extension Agreement and Amendment to Promissory Note dated as of April 5, 2006, with Cathay Bank.

10.3.5	Modification of Construction Trust Deed dated as of April 5, 2006, with Cathay Bank.